Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2023 relating to financial statements of Hyperfine, Inc., appearing in the Annual Report on Form 10-K of Hyperfine, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York
March 22, 2024